Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2015 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Leggett & Platt, Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ PRICEWATERHOUSECOOPERS LLP

St. Louis, Missouri

March 13, 2015